As filed with the Securities and Exchange Commission on November 7, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DEXCOM, INC.
(Exact name of registrant as specified in its charter)
Delaware         33-0857544
(State or other jurisdiction of        (IRS Employer Identification No.)
incorporation or organization)
6340 Sequence Drive
San Diego, California 92121
(858) 200-0200
(Address, including zip code and telephone number, including area code, of the registrant’s principal executive offices)

Jess Roper
Chief Financial Officer
6340 Sequence Drive
San Diego, California 92121
(858) 200-0200
(Name, address, including zip code and telephone number, including area code, of the agent for service)

Copies to:

Robert A. Freedman, Esq. Michael A. Brown, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	John Lister, Esq. Senior Vice President and General Counsel 6340 Sequence Drive San Diego, California 92121 (858) 200-0200

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value per share (3)	89,300	$44.50	$3,973,850	$461.76

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares of common stock that may be issued and resold resulting from stock splits, stock dividends and similar transactions.

(2)
Estimated pursuant to Rule 457(c) of the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales price of the Registrant’s common stock reported on The NASDAQ Global Select Market on November 3, 2014.

(3)	Each share of common stock being registered hereunder also includes one preferred stock purchase right pursuant to the Registrant’s rights agreement.

PROSPECTUS

89,300 Shares of Common Stock

This prospectus relates to an aggregate of up to 89,300 shares of common stock of DexCom, Inc. that may be resold from time to time by the selling stockholders named on page 6 of this prospectus for their own account. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”
The selling stockholders acquired the shares being registered hereunder in connection with the achievement of certain performance milestones set forth in that certain Agreement and Plan of Merger, dated February 21, 2012, as amended by a certain letter agreement dated June 6, 2013, by and among DexCom, Inc., Swoosh Acquisition Corp., a Delaware corporation and wholly owned subsidiary of DexCom, Inc., SweetSpot Diabetes Care, Inc., a Delaware corporation (“SweetSpot”), and the stockholders’ agent (the “Merger Agreement”), as modified by that confidential settlement agreement, dated November 3, 2014, by and among DexCom, SweetSpot and the stockholders’ agent (the “Settlement Agreement”). Pursuant to the Merger Agreement, we acquired all of the outstanding capital stock of SweetSpot. The selling stockholders may sell the shares directly to purchasers or, through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at privately negotiated prices. This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.
Our common stock trades on The NASDAQ Global Select Market under the symbol “DXCM.” On November 3, 2014, the closing sale price of our common stock, as reported on The NASDAQ Global Select Market, was $43.96 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY SUPPLEMENT HERETO BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2014.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 89,300 shares of our common stock.
You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where such offer or sale is not permitted.
This prospectus incorporates information by reference important business and financial information about us that is not included in or delivered with this document. You should read the additional information described under “Incorporation of Certain Information by Reference” on page 8 and “Where You Can Find More Information” on page 9.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

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Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the terms “DexCom,” “we,” “our,” and “us” or similar references refer to DexCom, Inc., a Delaware corporation, and our consolidated subsidiaries.

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PROSPECTUS SUMMARY
This section contains a general summary of information contained elsewhere in this prospectus. It may not include all of the information that is important to you. Our business is subject to a number of risks, which we describe in “Risk Factors” beginning on page 4 and in the “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed with the SEC on November 6, 2014, which are incorporated by reference herein. See “Incorporation of Certain Information by Reference” on page 8. You should read the entire prospectus and the documents incorporated by reference before making an investment decision.

DexCom, Inc.

We are a medical device company focused on the design, development and commercialization of continuous glucose monitoring systems for ambulatory use by people with diabetes and for use by healthcare providers in the hospital for the treatment of people with and without diabetes.
We received approval from the Food and Drug Administration (“FDA”) and commercialized our first product in 2006. In 2007, we received approval and began commercializing our second generation system, the DexCom SEVEN. We no longer market or provide support for the DexCom SEVEN system. In 2009 we received approval for our third generation system, the DexCom SEVEN PLUS, which is designed for up to seven days of continuous use, and we began commercializing this product in the first quarter of 2009. On June 14, 2012, we received Conformité Européene Marking (“CE Mark”) approval for our fourth generation continuous glucose monitoring system, the DexCom G4 system, enabling commercialization of the DexCom G4 system in the European Union, Australia, New Zealand and the countries in Asia and Latin America that recognize the CE Mark. On October 5, 2012, we received approval from the FDA for the DexCom G4 PLATINUM, which is designed for up to seven days of continuous use by adults with diabetes, and we began commercializing this product in the U.S. in the fourth quarter of 2012. On February 14, 2013, we received CE Mark approval for a pediatric indication for our DexCom G4 system, enabling us to market and sell this system in the European Union, Australia, New Zealand and the countries in Asia and Latin America that recognize the CE Mark to persons two years old and older who have diabetes (hereinafter referred to as the "Pediatric Indication"), and we initiated a limited commercial launch in the second quarter of 2013. In connection with our receipt of CE Mark approval for the Pediatric Indication, we changed the name of the DexCom G4 system to the DexCom G4 PLATINUM system. On February 3, 2014, we received approval from the FDA for a Pediatric Indication for the DexCom G4 PLATINUM system in the United States. On June 3, 2014, we received approval from the FDA for an expanded indication for the DexCom G4 PLATINUM for professional use. This expanded indication allows healthcare professionals to purchase the DexCom G4 PLATINUM devices for use with multiple patients. Healthcare professionals can use the insights gained from a DexCom G4 PLATINUM professional session to adjust therapy and to educate and motivate patients to modify their behavior after viewing the effects that specific foods, exercise, stress, and medications have on their glucose levels. Unless the context requires otherwise, the term "G4 PLATINUM" shall refer to the DexCom G4 and DexCom G4 PLATINUM systems (and all associated indications of use for such systems) that are commercialized by us in and outside of the United States.
DexCom SHARETM
On October 17, 2014, we received approval from the FDA for the DexCom SHARE remote monitoring system. DexCom SHARE enables users of our G4 PLATINUM System to have their sensor glucose information remotely monitored by their family or friends. To use DexCom SHARE, the G4 PLATINUM user docks their G4 PLATINUM Receiver in the DexCom SHARE Cradle and their sensor glucose information is wirelessly transmitted to, and viewed by, such patient’s friends or family through the DexCom SHARE mobile application. DexCom SHARE provides secondary notifications to individuals designated by a G4 PLATINUM System user and does not replace real time continuous glucose monitoring or standard home blood glucose monitoring.
In-Hospital Product Line: GlucoClear®
To address the in-hospital critical care patient population, we entered into an exclusive agreement with Edwards Lifesciences LLC (“Edwards”) in 2008 to develop jointly and market a specific glucose monitoring product platform for the in-hospital critical care market. On October 30, 2009, the first generation blood-based in-vivo automated glucose monitoring system, which was branded the GlucoClear, received CE Mark approval for use by healthcare providers in the hospital. In January 2013, Edwards received CE Mark approval for the second generation system. A very limited commercial launch of the first generation GlucoClear system was initiated in Europe in 2009. In 2013, Edwards completed another very limited commercial launch in Europe of the second generation GlucoClear system. There are no current commercial activities led by Edwards to continue the commercialization of the GlucoClear system.

SweetSpot
Through our acquisition of SweetSpot in 2012, we have a software platform that enables our customers to aggregate and analyze data from certain diabetes devices and to share it with their healthcare providers. In November 2011, SweetSpot received 510(k) clearance from the FDA to market to clinics a data management service, which helps healthcare providers and patients see, understand and use blood glucose meter data to diagnose and manage diabetes. SweetSpot’s data transfer service is registered with the FDA as a Medical Device Data System (“MDDS”) and allows researchers to control the transfer of data from certain diabetes devices to research tools and databases according to their own research workflows. SweetSpot’s software provides an advanced cloud-based platform for uploading, processing and delivering health data and transforms raw output from certain medical devices into useful information for healthcare providers, individuals and researchers.
Sensor Augmented Insulin Pumps
We are leveraging our technology platform to enhance the capabilities of our current products and to develop additional continuous glucose monitoring products. In 2008 and 2012, we entered into development agreements with Animas Corporation (“Animas”), a subsidiary of Johnson & Johnson, and with Tandem Diabetes Care, Inc. (“Tandem”), respectively. The purpose of each of these development relationships is to integrate our technology into the insulin pump product offerings of the respective partner, enabling the partner's insulin pump to receive glucose readings from our transmitter and display this information on the pump's screen. The Animas insulin pump product augmented with our sensor technology has been branded the Vibe®, and received CE Mark approval in May 2011, which allows Animas to market the Vibe in the countries that recognize CE Mark approvals. In July 2014, Tandem filed their submission for FDA approval of their CGM-enabled insulin pump in the United States.
We were incorporated in Delaware in May 1999.  Our principal offices are located at 6340 Sequence Drive, San Diego, California 92121, and our telephone number is (858) 200-0200.  Our common stock trades on The NASDAQ Global Select Market under the symbol “DXCM.” Our website address is www.dexcom.com.  The information found on, or accessible through, our website is not a part of this prospectus.

DexCom, the DexCom logo, SEVEN, and DexCom G4 are registered U.S. trademarks owned by DexCom, and DexCom SHARE has a pending U.S. trademark registration application. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

Acquisition of SweetSpot Diabetes Care

Merger

On February 21, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among DexCom, Swoosh Acquisition Corp., a Delaware corporation (“Merger Sub”), SweetSpot Diabetes Care, Inc., a Delaware corporation (“SweetSpot”) and the stockholders’ agent. Pursuant to the Merger Agreement, DexCom acquired SweetSpot through a reverse triangular merger in which Merger Sub was merged with and into SweetSpot (the “Merger”), with SweetSpot surviving as our wholly owned subsidiary. The Merger was completed on March 6, 2012. On June 6, 2013, the Company entered into a letter agreement to amend certain provisions of the Merger Agreement relating to attainment of certain performance milestones. DexCom, SweetSpot and the stockholders’ agent entered into that certain confidential settlement agreement, dated November 3, 2014, by and among DexCom, SweetSpot and the stockholders’ agent (the “Settlement Agreement”), that modified certain terms of the Merger Agreement..
Pursuant to the Merger Agreement, we issued 384,483 shares of our common stock to the selling stockholders upon the closing of the Merger, the resale of which were previously registered on a separate registration statement. Additionally, we agreed to issue up to a total of 357,176 shares of our common stock upon the achievement of certain performance milestones. In June 2012, we filed a second registration statement that covered the resale of 89,296 shares of our common stock issued upon the achievement of one of the performance milestones set forth in the Merger Agreement. This prospectus covers the resale of up to 89,300 shares of our common stock issued pursuant to the terms of the Merger Agreement and Settlement Agreement. Pursuant to the terms of the Settlement Agreement, there are no additional shares that will be issued under the Merger Agreement for performance milestones.

Registration Rights

In connection with the Merger and pursuant to the terms of the Merger Agreement, we have agreed to file a registration statement, of which this prospectus forms a part, and to use our commercially reasonable efforts to maintain its effectiveness until the earliest of:

•	the date when all of the shares of common stock eligible to be sold by the selling stockholders have been sold; or

•	the date when all of the shares of common stock eligible to be sold by the selling stockholders may be sold pursuant to Rule 144 under the Securities Act without restriction.

RISK FACTORS
Risks Related to Our Business
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described the information in this prospectus or incorporated into this prospectus by reference, including the information provided under the caption “Risk Factors” in our Quarterly Report on Form 10-Q as of, and for the three and nine months ended September 30, 2014, and subsequent periodic filings with the SEC, before making an investment decision. The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones related to our business, our common stock or the offering. Additional risks and uncertainties that we are unaware of, that were not presently known to us or that we currently believe are immaterial may also become important factors that materially and adversely affect our business. If any of the risks described actually occurs, our business operations, financial conditions, results of operations and prospects could be materially and adversely affected. The market price of the shares of our common stock could decline due to the materialization of any of these or other risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus and documents incorporated herein by reference contain or incorporate by reference forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus or any documents incorporated by reference in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology.
We have based these forward-looking statements largely upon our current expectations, estimates and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus or the time of the documents incorporated by reference. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.
These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus or any documents incorporated by reference in this prospectus. Our actual results and the timing of events could differ materially from those anticipated in our forward-looking statements as a result of many factors, including product performance, a lack of acceptance in the marketplace by physicians and patients, the inability to manufacture products in commercial quantities at an acceptable cost, possible delays in our research and development programs, the inability of patients to receive reimbursements from third-party payors, inadequate financial and other resources, global economic conditions, and the other risks outlined under “Risk Factors” or elsewhere in this prospectus or any documents incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment; new risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.
You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” or elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” on page 9.
USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sales of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.
SELLING STOCKHOLDERS
The following table sets forth information regarding the selling stockholders named below and the shares that may be offered and sold from time to time by them pursuant to this prospectus. The information set forth below is based on written representations provided to us by the selling stockholders. The selling stockholders named below are referred to in this prospectus as the “selling stockholders.”
All of the shares that may be offered and sold pursuant to this prospectus were issued to the selling stockholders in connection with the Merger of SweetSpot pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof and/or Regulation D under the Securities Act. In connection with the Merger, we agreed to register the shares of common stock offered under this prospectus under the Securities Act. See “Prospectus Summary—Acquisition of SweetSpot Diabetes Care” on page 1. The share amounts in the table below include the common stock issued upon the achievement of certain performance milestones set forth in the Merger Agreement.

The selling stockholders from time to time may offer all or some or none of their shares under this prospectus. Since the selling stockholders are not obligated to sell, transfer or otherwise dispose of their shares, and because the selling stockholders may acquire shares of our publicly-traded common stock, we cannot estimate how many shares each selling stockholder will own after this offering. The table below assumes that the selling stockholders will sell the shares of common stock covered by this prospectus.
Unless otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. To our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers, nor at the time of the acquisition, did any selling stockholder have direct or indirect agreements or understandings with any person to distribute their shares.
None of the selling stockholders beneficially own 1% or more of our outstanding common stock, based on 76,577,102 shares of our common stock outstanding as of November 3, 2014.

Owner	Number of Shares Beneficially Owned Before the Offering		Maximum Number of Shares to be Offered by Each Stockholder	Number of Shares Beneficially Owned After the Offering
All selling stockholders who beneficially own, in the aggregate, less than 1% of our common stock(1)	89,300	(2)	89,300	0
Total shares of common stock	89,300		89,300	0

(1) Certain of these selling stockholders were former employees of SweetSpot and are now employed by DexCom.
(2)  Assumes that the shares of common stock previously issued to these selling stockholders pursuant to the terms of the Merger Agreement and registered for resale on those certain Registration Statements on Form S-3, filed with the SEC on March 28, 2012 and June 26, 2012 have been sold.

PLAN OF DISTRIBUTION
The shares of common stock listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. To our knowledge, the selling stockholders have not entered into any arrangements or understandings with any underwriter, broker-dealer or agent with respect to the sale of the shares covered by this prospectus.
The selling stockholders may sell such shares from time to time directly to purchasers (including pledgees) or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through The NASDAQ Global Select Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law and our insider trading policy.
In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Broker-dealer transactions may include:

•	a block trade in which a broker-dealer may resell all or part of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	pledges of shares to a broker-dealer, who may, in the event of default, purchase or sell the pledged shares; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers on behalf of the selling stockholders.

In addition, selling stockholders who are neither an employee of ours nor otherwise subject to our insider trading policy may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•
write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•
enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	lend the shares to a broker, dealer or other financial institution, which may sell the lent shares.
These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered hereby, and such broker, dealer or other financial institution may resell such shares pursuant to this prospectus.
Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.
The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. The selling stockholders may indemnify underwriters, brokers, dealers or agents that participate in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act.
We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.
In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the selling stockholders will sell any or all of the shares offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.
LEGAL MATTERS
The validity of the securities offered under this prospectus will be passed upon for us by Fenwick & West LLP, Mountain View, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
INCORPORATION OF DOCUMENTS BY REFERENCE
This prospectus incorporates by reference some of the reports, proxy and information statements and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus are sold.

•	our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 20, 2014;

•	our proxy statement on Schedule 14A for our 2014 annual meeting, filed on April 16, 2014;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 1, 2014;

•	our quarterly report on Form 10-Q for the quarterly period ended June 30, 2014, filed on August 6, 2014;

•	our quarterly report on Form 10-Q for the quarterly period ended September 30, 2014, filed on November 6, 2014;

•	our current report on Form 8-K, filed on October 6, 2014; and

•
the description of our common stock and preferred stock purchase rights contained in a registration statement on Form 8-A, filed March 25, 2005, including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.
We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be directed to John Lister, DexCom, Inc., 6340 Sequence Drive, San Diego,

California 92121, telephone number (858) 200-0200. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy statements and other information can be inspected and copied at prescribed rates at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The SEC also maintains a website that contains reports, proxy and information statements and other information, including electronic versions of our filings. The website address is http://www.sec.gov. Our SEC filings are also available free of charge at our website at http://www.dexcom.com, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the common stock. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s Public Reference Room and on the SEC’s website at the addresses set forth above.
You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits to the registration statement for copies of the actual contract, agreement or document.

89,300 Shares of Common Stock

PROSPECTUS
November 7, 2014

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than any underwriting discounts and commission, payable by us in connection with the offering of the securities being registered. All amounts shown are estimates, except for the registration fee.

SEC registration fee	$462
Accounting fees and expenses	10,000
Legal fees and expenses	8,000
Transfer agent fees and expenses	750
Total	$19,212

Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions,

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

•
the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, and

•	the rights conferred in the bylaws are not exclusive.
The Registrant has entered into Indemnification Agreements with its directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.
The Registrant has directors’ and officers’ liability insurance for securities matters.
See also the undertakings set out in response to Item 17 hereof.
Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere in the Registration Statement on Form S-1:

		Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
3.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03
3.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	March 23, 2011	99.01
10.01	Form of Indemnity Agreement between Registrant and each of its directors and executive officers.	S-1	333-122454	February 1, 2005	10.01
Item 16.    Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
3.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03
3.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	March 23, 2011	99.01
4.01	Form of Specimen Certificate for Registrant’s common stock.	S-1/A	333-122454	March 24, 2005	4.01
4.02	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibit A, B and C, respectively.	S-1/A	000-51222	March 24, 2005	4.03
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.					X
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
23.02	Consent of Independent Registered Public Accounting Firm.					X
24.01	Power of Attorney (see page II-5 of this registration statement).					X

Item 17.     Undertakings.
The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    (ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum aggregate offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
         (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
    (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
    (4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
    (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
         (ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
    (5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:
         (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
         (iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
         (iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
    (6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of November, 2014.

DEXCOM, INC.

By:	/s/ Terrance H. Gregg
Terrance H. Gregg
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Terrance H. Gregg and Jess Roper, and each of them, or his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
Principal Executive Officer and Director:
/s/ Terrance H. Gregg	Chief Executive Officer and Director	November 7, 2014
Terrance H. Gregg

Principal Financial Officer and Principal Accounting Officer:
/s/ Jess Roper	Chief Financial Officer	November 7, 2014
Jess Roper

Additional Directors:

/s/ Jonathan T. Lord, M.D.	Chairman of the Board of Directors	November 7, 2014
Jonathan T. Lord, M.D.

/s/ Steven R. Altman	Director	November 7, 2014
Steven R. Altman

/s/ Nicholas Augustinos	Director	November 7, 2014
Nicholas Augustinos

/s/ Barbara Kahn	Director	November 7, 2014
Barbara Kahn

/s/ Kevin Sayer	President, Chief Operating Officer and Director	November 7, 2014
Kevin Sayer

Name	Title	Date

/s/ Jay Skyler, M.D.	Director	November 7, 2014
Jay Skyler, M.D.

/s/ Eric Topol, M.D.	Director	November 7, 2014
Eric Topol, M.D.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
3.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03
3.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	March 23, 2011	99.01
4.01	Form of Specimen Certificate for Registrant’s common stock.	S-1/A	333-122454	March 24, 2005	4.01
4.02	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibit A, B and C, respectively.	S-1/A	000-51222	March 24, 2005	4.03
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.					X
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
23.02	Consent of Independent Registered Public Accounting Firm.					X
24.01	Power of Attorney (see page II-5 of this registration statement).					X